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                                                                    Exhibit 21.1

                                  SUBSIDIARIES

     Information relating to the subsidiaries of QuadraMed as of January 1, 2004 is set forth below. All of the indicated subsidiaries are directly or indirectly wholly-owned by QuadraMed except as indicated.

                                                   Jurisdiction of Incorporation
Name of Subsidiary                                 or Organization
================================================================================
QuadraMed Operating Corporation                    Delaware
QuadraMed Financial Services Corporation           California
QuadraMed Affinity Corporation                     Delaware
CMPC, Inc.                                         Delaware
Healthcare Financial Informatics, Inc.             California
IMN International, Inc.                            Delaware
Integrated Medical Network Corp.                   Delaware
Linksoft Technologies, Inc.                        Delaware
Med Data Acquisition Corporation                   Delaware
RVATTC Inc.                                        Delaware